Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 16, 2020

First Solar, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for First Solar, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed offering and sale, from time to time pursuant to Rule 415 under the Securities Act, by Lukas T. Walton, of 17,298,148 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (collectively, the “Secondary Shares”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; (iii) resolutions adopted by the board of directors of the Company on September 14, 2020; and (iv) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Secondary Shares are offered as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Secondary Shares offered thereby and will comply with all applicable laws; (iv) all Secondary Shares will be offered and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) neither the offer and delivery of such Secondary Shares, nor the compliance by the Company with the terms of the Secondary Shares will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Secondary Shares offered by the selling stockholder will have been duly authorized and validly executed and delivered by the Company, the selling stockholder and the other parties thereto, we are of opinion that the Secondary Shares are validly issued, fully paid and nonassessable.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85281

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